EXHIBIT 10.4

AMENDMENT NUMBER ONE TO REVOLVING CREDIT AGREEMENT

This AMENDMENT NUMBER ONE TO REVOLVING CREDIT AGREEMENT (this “Amendment”), dated as of July 17, 2002, is entered into among NATIONAL TECHNICAL SYSTEMS, INC., a California corporation (“Parent”), NTS TECHNICAL SYSTEMS, a California corporation, dba National Technical Systems (“NTS”), XXCAL, INC., a California corporation (“XXCAL”), APPROVED ENGINEERING TEST LABORATORIES, INC., a California corporation (“AETL”), ETCR, INC., a California corporation (“ETCR”), ACTON ENVIRONMENTAL TESTING CORPORATION, a Massachusetts corporation (“Acton”), and one or more Subsidiaries of Parent, whether now existing or hereafter acquired or formed, which become party to the Agreement (as defined below) by executing an Addendum in the form of Exhibit 1 of the Agreement (NTS, XXCAL, AETL, ATCR, Acton and such other Subsidiaries are sometimes individually referred to herein as a “Subsidiary Borrower” and collectively referred to herein as “Subsidiary Borrowers”, and Subsidiary Borrowers and Parent are sometimes individually referred to herein as a “Borrower” and collectively referred to herein as “Borrowers”), the financial institutions from time to time parties hereto as Lenders, whether by execution hereof or an Assignment and Acceptance in accordance with Section 11.5(c) of the Agreement, and Comerica Bank – California, in its capacity as contractual representative for itself and the other Lenders (“Agent”), with reference to the following facts:

A.           Borrowers, Agent and Lenders previously entered into that certain Revolving Credit Agreement, dated as of November 21, 2001 (the “Agreement”);

B.           Borrowers, Agent and Lenders desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:

Defined Terms.  All initially capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

Amendments to Section 1.1. The definitions of “Permitted Asset Sales”, “Revolving Loans Maturity Date” and “Total Credit” set forth in Section 1.1 of the Agreement are hereby amended in their entirety as follows:

“Permitted Asset Sales” means (i) the Asset Sale of NTS’ Largo Division located at 7887 Brian Dairy Road, Largo, Florida, (ii) any sales in connection with eminent domain proceedings affecting the Real Property Collateral, (iii) the sale of a condominium owned by ETCR located at 76216 Honeysuckle Drive, Palm Desert, California, (iv) the sale of the San Marcos properties in Vista, California owned by ETCR (APN 217-161-03 and 217-161-08), provided that the proceeds of such sale are used by Parent to repurchase Capital Stock of Parent as set forth in Section 7.10 hereof.”

“Revolving Loans Maturity Date” means August 1, 2004.”

“Total Credit” means, initially, Sixteen Million Dollars ($16,000,000), as may be reduced from time to time pursuant to Section 2.14, and also reduced by One Million Five Hundred Thousand Dollars ($1,500,000) effective August 1, 2002 and by One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) each year thereafter, if the Consolidated Adjusted Net Income for the most recent fiscal year is less than Two Million Dollars ($2,000,000).”

Amendment to Section 7.10(b).  Section 7.10(b) is hereby amended in its entirety as follows:

“Notwithstanding the terms of Section 7.10(a), (i) any Subsidiary Borrower may declare and pay Distributions to its parent, (ii) provided that no Event of Default has occurred and is continuing or will result therefrom, Parent may declare and pay Distributions for each fiscal year, and acquire Capital Stock of Parent, in an aggregate amount not to exceed seventy-five percent (75%) of the Consolidated Adjusted Net Income for such fiscal year, and (iii) Parent may, using the proceeds aggregating $544,000 from the Permitted Asset Sale of the real property located (APN 217-161-03 and 217-161-08), to repurchase Capital Stock of Parent.”

Replacement of Schedule 1.1C.  Schedule 1.1C of the Agreement is hereby amended in its entirety and replaced with the Schedule 1.1C attached hereto and incorporated hereby.

Conditions Precedent to Effectiveness of Amendment.  The effectiveness of this Amendment is subject to and contingent upon the fulfillment of each and every one of the following conditions:

Agent shall have received this Amendment, duly executed by Borrowers, Lenders and Agent;

No Event of Default, Unmatured Event of Default or Material Adverse Effect shall have occurred; and

All of the representations and warranties set forth herein, in the Loan Documents and in the Agreement shall be true, complete and accurate in all respects as of the date hereof (except for representations and warranties which are expressly stated to be true and correct as of the Closing Date).

Representations and Warranties.  In order to induce Agent and Lenders to enter into this Amendment, each Borrower hereby represents and warrants to Agent and Lenders that:

No Event of Default or Unmatured Event of Default is continuing;

All of the representations and warranties set forth in the Agreement and the Loan Documents are true, complete and accurate in all respects (except for representations and warranties which are expressly stated to be true and correct as of the Closing Date); and

This Amendment has been duly executed and delivered by Borrowers, and after giving effect to this Amendment, the Agreement and the Loan Documents continue to constitute the legal, valid and binding agreements and obligations of Borrowers, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, and similar laws and equitable principles affecting the enforcement of creditors’ rights generally.

Counterparts; Telefacsimile Execution.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment.  Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver a manually executed counterpart of this Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

Integration.  The Agreement as amended by this Amendment constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and thereof, and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof.

Reaffirmation of the Agreement.  The Agreement as amended hereby and the other Loan Documents remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first hereinabove written.

NATIONAL TECHNICAL SYSTEMS,
INC.

By	/s/ Lloyd Blonder
Lloyd Blonder, Senior Vice President,
Chief Financial Officer, Treasurer and
Assistant Secretary

NTS TECHNICAL SYSTEMS dba
NATIONAL TECHNICAL SYSTEMS

By	/s/ Lloyd Blonder
Lloyd Blonder, Senior Vice President,
Chief Financial Officer, Treasurer and
Assistant Secretary

XXCAL, INC.

By	/s/ Lloyd Blonder
Lloyd Blonder, Vice President, Treasurer
and Assistant Secretary

APPROVED ENGINEERING TEST
LABORATORIES, INC.

By	/s/ Lloyd Blonder
Lloyd Blonder, Vice President, Treasurer
and Assistant Secretary

ETCR, INC.

By	/s/ Lloyd Blonder
Lloyd Blonder, Vice President, Treasurer
and Assistant Secretary

ACTON ENVIRONMENTAL TESTING
CORPORATION

By	/s/ Lloyd Blonder
Lloyd Blonder, Vice President, Treasurer
and Assistant Secretary

COMERICA BANK-CALIFORNIA, in its
capacities as Agent, Issuing Lender and a
Lender

By	/s/ Jason Brown
Name	Jason D. Brown
Title	VP

FIRST BANK & TRUST, in its capacity as
a Lender

By	/s/ Nabil Khoury
Name	Nabil B. Khoury
Title	VP / Commercial Banking

Schedule 1.1C
Schedule of Commitments

Revolving Loan Lender	Revolving Credit Commitment	Revolving Credit Commitment Percentage
Comerica First Bank & Trust	$9,600,0001 $6,400,0002	60% 40%

__________________________
1 As may be reduced from time to time pursuant to Section 2.14, and also reduced by $900,000 effective August 1, 2002 and by One Million Fifty Thousand Dollars ($1,050,000) each year thereafter, if the Consolidated Net Income for the most recent fiscal year is less than Two Million Dollars ($2,000,000).

2 As may be reduced from time to time pursuant to Section 2.14, and also reduced by $600,000 effective August 1, 2002 and by Seven Hundred Thousand Dollars ($700,000) each year thereafter, if the Consolidated Net Income for the most recent fiscal year is less than Two Million Dollars ($2,000,000).